SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/ / Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/x/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule
14a-12

     The Stanley Works (Name of Registrant as Specified in Its
Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1)and 0-11.


(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4) Proposed maximum aggregate value of transaction:

(5) Total Fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

(STANLEY WORKS LOGO)           THE STANLEY WORKS

                                                    March 9, 1998

Dear Fellow Shareholder:

You are cordially invited to attend Stanley's Annual Meeting of Shareholders to be held at 9:30 a.m. on Wednesday, April 15, 1998, at the Stanley Center, 1255 Corbin Avenue, New Britain, Connecticut.

At the meeting, management will report on Stanley's affairs; and a discussion period will be provided for questions and comments.

You will be asked at the meeting to elect directors and to approve Ernst & Young LLP as Stanley's independent auditors for 1998. You will also be asked to approve the material terms of performance goals and a Long-Term Incentive Plan.

In the accompanying Proxy Statement your Board of Directors recommends that you vote "FOR" the proposals.

The Board appreciates and encourages shareholder participation in Stanley's affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented. PLEASE SIGN, DATE, AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AT YOUR EARLIEST CONVENIENCE.

Thank you for your cooperation.

Very truly yours,

JOHN M. TRANI
Chairman and Chief Executive Officer

                        THE STANLEY WORKS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                    March 9, 1998

To the Shareholders:

The Annual Meeting of Shareholders of The Stanley Works will be held at the Stanley Center, 1255 Corbin Avenue, New Britain, Connecticut on Wednesday, April 15, 1998, at 9:30 a.m., for the following purposes:

(1)  To elect three directors.

(2) To approve the material terms of performance goals.

(3) To approve the 1997 Long-Term Incentive Plan.

(4)       To  approve  Ernst  &  Young  LLP  as  independent   auditors  of  the
          Corporation for the year 1998.

     (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on February 5, 1998 are entitled to vote at the meeting.

STEPHEN S. WEDDLE
Secretary

WHETHER YOU OWN ONE SHARE OR MANY, PLEASE SIGN AND RETURN
PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE PAID ENVELOPE
PROVIDED.

IMPORTANT

                        THE STANLEY WORKS
                  NEW BRITAIN, CONNECTICUT 06053
                     TELEPHONE (860) 225-5111

                                                    March 9, 1998

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

APRIL 15, 1998

     Stanley is sending the accompanying proxy and this proxy statement to shareholders on or about March 9, 1998.

     Please sign, date, and mail the enclosed proxy in the envelope provided at your earliest convenience. You may revoke your proxy by filing a proxy with a later date at any time prior to the meeting. If you attend the meeting, you may revoke your proxy at that time and vote in person.

ELECTION OF DIRECTORS

     At the 1998 annual meeting the shareholders will elect three directors. Stanley's By-Laws require all shareholder nominations to be made by proper notice given to the Corporation's Secretary not later than March 16, 1998. The nominations of the Board of Directors are set forth below. Those elected as directors will serve until the annual meeting of shareholders indicated, and in each case until the particular director's successor has been elected and qualified.

     The Board recommends a vote FOR the nominees. All of the nominees are directors who were previously elected by the shareholders as directors. If for any reason any nominee should not be a candidate for election at the time of the meeting, the proxies may be voted, in the discretion of those named as proxies, for a substitute nominee.


    INFORMATION CONCERNING NOMINEES FOR ELECTION AS DIRECTORS
              TERMS EXPIRING AT 2001 ANNUAL MEETING


(PHOTO OF JAMES G. KAISER)

JAMES G. KAISER, retired; served as President and Chief Executive Officer and a director of Quanterra Incorporated, a subsidiary jointly owned by Corning Incorporated and International Technology Inc., from June 1994 to January 1996; from June 1992 he had been President and Chief Executive Officer of Enseco, an operating unit of Corning Lab Services, Inc., a subsidiary of Corning Incorporated; he had been Senior Vice President of Corning Incorporated since 1986. He is a director of The Mead Corporation and The Sun Company, Inc. He also serves on the board of The Keystone Center.

Mr. Kaiser has been a director since 1992 and is a member of the Audit Committee and the Compensation and Organization Committee.
He is 55 years old and owns 13,553 shares.

(PHOTO OF HUGO E. UYTERHOEVEN)

HUGO E. UYTERHOEVEN, Timken Professor of Business Administration, Graduate School of Business Administration, Harvard University, where he has been a member of the faculty since 1960. He is a director of Bombardier, Inc., Ecolab, Inc., and Harcourt General, Inc.

Professor Uyterhoeven has been a director since 1975 and is a member of the Finance and Pension Committee and Chair of the Board Affairs and Public Policy Committee. He is 66 years old and owns 18,425 shares.

(PHOTO OF WALTER W. WILLIAMS)

WALTER W. WILLIAMS, retired; served as Chairman of the Board and Chief Executive Officer and director of Rubbermaid Incorporated from 1991 to 1992; he had been President and Chief Operating Officer and a director of Rubbermaid since 1987. Previously, he was Senior Vice President, Corporate Marketing and Sales with General Electric Company. He is a director of Corrpro Companies Inc. and Paxar Corporation.

Mr. Williams has been a director since 1991 and is a member of the Board Affairs and Public Policy Committee and the
Compensation and Organization Committee. He is 63 years old and owns 3,587 shares.



      INFORMATION CONCERNING DIRECTORS CONTINUING IN OFFICE
              TERMS EXPIRING AT 1999 ANNUAL MEETING


(PHOTO OF STILLMAN B. BROWN)

STILLMAN B. BROWN, Managing General Partner, Harcott Associates, since 1987. Formerly, he was Executive Vice President, Corporate Development of United Technologies Corporation, where he was chief financial officer from 1979 until 1986. He is a director of Fleet Financial Group, and a member of the Board of Regents of the University of Hartford.

Mr. Brown has been a director since 1985. He is Chair of the Compensation and Organization Committee and a member of the Executive and Finance and Pension Committees. He is 64 years old and owns 27,100 shares.

(PHOTO OF MANNIE L. JACKSON)

MANNIE L. JACKSON, majority owner and Chairman of Harlem Globetrotters International, Inc., a division of MJA, Inc. He retired as Senior Vice President Corporate Marketing and Corporate Administration of Honeywell Inc. after a 27 year career in 1995. He is a Director of Ashland Inc., Jostens, Inc., Reebok International Ltd., and Martech Controls, a South African subsidiary of Honeywell Inc. Mr. Jackson, a director since May 1995, is a member of the Audit Committee and the Compensation and Organization Committee. He is 58 years old and owns 5,303 shares.

(PHOTO OF KATHRYN D. WRISTON)

KATHRYN D. WRISTON, trustee of the John A. Hartford Foundation, Practicing Law Institute, and The Northwestern Mutual Life Insurance Company. She is also a director of Santa Fe Energy Resources Inc., Waccamaw Corporation, and American Arbitration Association. Mrs. Wriston, a director since April 1996, is Chair of the Audit Committee and a member of the Board Affairs and Public Policy, and Executive Committees. She is 59 years old and owns 8,000 shares.
      INFORMATION CONCERNING DIRECTORS CONTINUING IN OFFICE
              TERMS EXPIRING AT 2000 ANNUAL MEETING


(PHOTO OF EDGAR R. FIEDLER)

EDGAR R. FIEDLER, retired as Vice President and Economic Counsellor, The Conference Board, a position he held from 1975 through 1996. He is a director of The Brazil Fund, Scudder Fund, Inc., Scudder Institutional Fund, Inc., Scudder Pathway Series, Harris Insight Funds, Emerging Mexico Fund, and PEG Capital Management, Inc., and a trustee of the AARP Investment Program from Scudder.

Mr. Fiedler, a director since 1976, is Chair of the Finance and Pension Committee and a member of the Board Affairs and Public
Policy Committee.  He is 68 years old and owns 56,729 shares.

(PHOTO OF EILEEN S. KRAUS)

EILEEN S. KRAUS, Chairman, Connecticut, Fleet National Bank, since December 1995. She had been President, Shawmut Bank Connecticut, N.A. and Vice Chairman of Shawmut National Corporation since August 1992; Vice Chairman, Connecticut National Bank and Shawmut Bank, N.A. since June 1990 and Executive Vice President of those institutions since 1987. She is a director of BestFoods, Kaman Corporation, and Yankee Energy Systems, Inc.

Mrs. Kraus was elected a director in 1993 and is a member of the Audit, Executive, and Finance and Pension Committees. She is 59 years old and owns 8,055 shares.

(PHOTO OF JOHN M. TRANI)

JOHN M. TRANI, Chairman and Chief Executive Officer of Stanley. Mr. Trani joined the Corporation December 31, 1996 after an 18 year career with General Electric Company, the last 10 years as President and Chief Executive Officer of GE Medical Systems.

Mr. Trani is chairman of the Executive Committee. He is 52 years old and owns 1,203,210 shares.



     The Board of Directors met eleven times during 1997. The various Board committees met the number of times shown in parentheses: Executive (0), Audit
(4), Board Affairs and Public Policy (3), Finance and Pension (3), and Compensation and Organization (8). The members of the Board serve on the committees described in their biographical material above. Each incumbent director had an attendance record of 75% or greater at meetings, including meetings of committees on which he or she served; attendance for all directors averaged 95%.

     The Executive Committee exercises all the powers of the Board of Directors during intervals between meetings of the Board; however, the Committee does not have the power to declare dividends or to do other things reserved by law to the Board.

     The Audit Committee nominates the Corporation's independent auditing firm, reviews the scope of the audit and approves in advance management consulting services, and reviews with the independent auditors and the internal auditors their activities and recommendations including their recommendations regarding internal controls. The Committee meets with the independent auditors, the internal auditors, and management, each of whom has direct and open access to the Committee. Directors who are not Committee members may attend any of the Committee's meetings they wish.

     The Board Affairs and Public Policy Committee makes recommendations to the Board as to board membership and considers names submitted to it in writing by shareholders. The Committee recommends directors for board committee membership and as committee chairs, and recommends director compensation. The Committee has taken the lead in articulating Stanley's corporate governance guidelines, preparing a director job description, establishing a procedure for evaluation of incumbent directors, and establishing a procedure for evaluating Board performance. The Committee also provides guidance on major issues in areas of corporate social responsibility and public affairs, reviews and approves policy guidelines on charitable contributions, and reviews all charitable contributions made.

     The Finance and Pension Committee advises in major areas concerning the finances of the Corporation and administers Stanley's pension plans.

     The Compensation and Organization Committee determines the compensation of executive officers and of non-officer senior executives. The Committee also administers the Corporation's executive compensation plans.

     Stanley pays its directors a $21,000 annual retainer and a $1,000 fee for each Board or Committee meeting attended ($200 if attendance is by conference telephone). Committee chairs receive an additional annual fee of $2,000. Non-employee directors may defer any or all of their fees in the form of Stanley shares or as cash accruing interest at the treasury bill rate; a director is required to so defer in the form of Stanley shares so long as he or she owns fewer than 5,000 shares. It is anticipated that each non-employee director will annually receive a ten-year option to purchase 2,000 of the Corporation's shares at an exercise price equal to the fair market value of such shares at the date of grant.




SECURITY OWNERSHIP

No person or group, to the knowledge of the Corporation, owns more than five percent of the outstanding common shares, except as shown in this table. As of December 31, 1997, State Street Bank and Trust Company, in various trustee capacities, owned of record 22.9% of the outstanding common shares. Included in these shares are 21.4% of the outstanding shares owned as Trustee under the Corporation's 401(k) Savings Plan for the benefit of the plan participants. The plan participants make the voting and disposition decisions for these shares.

-----------------------------------------------------------------
(1)Title  (2) Name and address of  (3) Amount     (4)
of        beneficial owner         and nature of  Percent
class                              beneficial     of
                                   ownership      class
-----------------------------------------------------------------
Common    State Street Bank and    20,351,253     22.9%
Stock     Trust Company            shares, in
$2.50     225 Franklin Street      various
par       Boston, Massachusetts    trustee
value     02110                    capacities
-----------------------------------------------------------------
Common    FMR Corp                 8,882,192       9.95%
Stock     82 Devonshire Street     shares
$2.50     Boston, Massachusetts    (power to
par       02109                    dispose)
value                              including
                                   968,494
                                   (sole
                                   power to vote)
-----------------------------------------------------------------


With the exception of Mr. Trani, who owns 1.4% of the outstanding common shares, no director, nominee or executive officer owns more than 1% of the outstanding common shares. The executive officers and directors as a group own beneficially approximately 2.2% of the outstanding common shares, and Stanley estimates present and former employees (including executive officers) own approximately 35% of the outstanding common shares. The following table sets forth information as of February 20, 1998 with respect to the shareholdings of the directors, nominees, each of the executive officers named in the table on page 15, and all directors, nominees, and executive officers as a group (the beneficial owner of the shares shown for the most part has sole voting and sole investment power):

-------------------------------------------------------------
Name                     Common
                         Shares                   Percent of
                         Owned                    Class Owned
-------------------------------------------------------------
Richard H. Ayers         150,104   (1)(2)(3)            *
Stillman B. Brown         27,100   (2)                  *
Edgar R. Fiedler          56,729   (2)(4)               *
R. Alan Hunter           133,154   (1)(2)(3)            *
Mannie L. Jackson          5,303   (2)(4)               *
James G. Kaiser           13,553   (2)(4)               *
Eileen S. Kraus            8,055   (2)(4)               *
Thomas E. Mahoney         77,680   (1)(2)(3)            *
Paul W. Russo             43,301   (1)(2)               *
John M. Trani          1,203,210   (1)(2)(5)           1.4
Hugo E. Uyterhoeven       18,425   (2)(4)               *
Stephen S. Weddle        105,686   (1)(2)               *
Walter W. Williams         3,587   (2)(4)               *
Kathryn D. Wriston         8,000   (2)                  *
-------------------------------------------------------------
Directors and          1,983,779   (1)(2)(3)(4)(5)     2.2
executive officers as
a group
-------------------------------------------------------------
*Less than 1%.

(1) Includes shares held as of December 31, 1997 under Stanley's savings plans, as follows: Mr. Trani, 2,134; Mr. Ayers, 34,518; Mr. Hunter, 26,191; Mr. Mahoney, 18,308; Mr. Russo, 1,430; Mr.
Weddle, 28,762; and all directors and executive officers as a group, 131,513.

(2) Includes shares which may be acquired by the exercise of stock options, as follows: Mr. Trani, 1,000,000; Mr. Ayers, 90,600; Mr. Hunter, 79,100; Mr.
Mahoney, 40,926; Mr. Russo, 37,600; Mr. Weddle, 71,100; each non-employee director, 2,000; and all directors and executive officers as a group, 1,416,068.

(3) Includes the share accounts maintained by Stanley for those who have deferred their award payments under its long-term stock incentive plans, as follows: Mr. Ayers, 20,631; Mr. Hunter, 9,307; Mr. Mahoney, 1,845; and all directors and executive officers as a group, 35,106.

(4) Includes the share accounts maintained by Stanley for those of its directors who have deferred their director fees, as follows: Mr. Fiedler, 43,329; Mr. Jackson, 3,103; Mr. Kaiser, 7,909; Mrs. Kraus, 5,847; Mr. Uyterhoeven, 15,525; and Mr. Williams, 987; and all directors and executive officers as a group, 76,700.

(5) Includes the share unit accounts maintained by Stanley, as follows: Mr. Trani, 200,000; and all directors and executive officers as a group, 206,000.


EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION AND ORGANIZATION COMMITTEE OF THE
BOARD OF DIRECTORS

     The Compensation and Organization Committee of the Board of Directors is composed of four non-employee directors. The Committee determines the performance and award under the Management Incentive Compensation Plan ("MICP") for the chief executive officer and makes recommendations to the Board as to his salary (the Board then determines such salary). The Committee, itself, determines the salaries and MICP performance and awards for executive officers other than the CEO and for the five most highly compensated non-officer senior executives. The Committee also administers the long-term incentive plans and makes stock option grants.


1997 CHANGES

     At the beginning of fiscal 1997 the Board elected John M. Trani, a seasoned and successful executive of General Electric Company, as chief executive officer to succeed Richard H. Ayers. In connection with the Board's selection, Stanley entered into a three-year contract with Mr. Trani (subject to one-year renewals) providing for him to be paid an annual salary of not less than $800,000 and an annual bonus of not less than 90%; for him to receive a stock option grant covering one million shares and three annual stock option grants each covering 200,000 shares; and for him to receive 200,000 common stock equivalent share units and other immediately vested retirement benefits. The Board believes that, under Mr. Trani's leadership, Stanley has provided and will continue to provide significant value to its shareholders.

     In 1997, the Corporation adopted a supplemental executive retirement plan to cover certain senior executives including Messrs. Trani, Russo, and Weddle; and also agreed to pay Mr. Trani alternate retirement benefits in certain circumstances (see description on page 25). Also in 1997, the Corporation adopted a new Long-Term Incentive Plan, established goals (relating to return on capital employed, core earnings per share, and cash flow) under the plan for the 30-month period ending December 1999, and made performance awards to certain senior executives including Messrs. Mahoney, Russo, Trani, and Weddle.

OVERVIEW

     In addition to providing the benefits under the Corporation's pension and savings plans generally provided to all salaried employees in the United States, Stanley has used a number of elements in compensating its executives: salary; annual incentives; long-term incentives; ten-year stock options; and share units. The Committee believes that this combination of elements results in a substantial portion of total compensation being at risk and appropriately relates to the achievement of increased shareholder value through profitable growth. With the exception of certain compensation payable to Mr. Trani under the terms of the employment agreement between him and Stanley, the Committee's general intent is to take appropriate steps so that the compensation paid to executive officers meets the requirements for "performance-based compensation" (including shareholder approval) and is therefore deductible for federal income tax purposes by Stanley under Section 162(m) of the Internal Revenue Code.


SALARIES

     Each year Stanley participates in a survey of salaries and overall compensation conducted by Hewitt Associates. Hewitt's 1997 survey covers 272 manufacturing corporations including 9 of those included in the Dow Jones Industrial Diversified Group Index reflected in the line graph on page 26. From these survey data, salary ranges are established each year for all executive positions. Actual base salary determinations are made on the basis of (a) these salary ranges, (b) individual performance (as evaluated by the Committee in its discretion), and (c) other factors that the Committee deems relevant. The salary of Mr. Trani is somewhat above the median for these market survey data. The 1997 salaries of the others named in the table on page 15 ranged from about 25% below the median to about the median for their respective positions.


ANNUAL INCENTIVE

     In 1997 the Committee used the MICP to compensate executives based on the Corporation's core earnings, sales, return on capital employed, and other measures of performance. The MICP provided for annual incentive awards to 155 selected key executives for 1997.


LONG-TERM INCENTIVE

     The 30-month goals established in 1997 under the 1997 Long-Term Incentive Plan provide goals of return on capital employed, core earnings per share over the period, and cash flow over the period. The Committee believes that if these goals can be achieved, the returns to shareholders as measured on the graph on page 26 will be significant.

     The Committee has determined to make no further awards under the 1988 Long-Term Stock Incentive Plan. Accordingly, there will be no further payments under this plan after the 1994-98 award cycle is completed.


MARKET APPRECIATION OF THE CORPORATION'S SHARES

     The Committee uses stock options to compensate executives based on market appreciation of Stanley's shares, creating for executives an identity of interest with the Corporation's shareholders. The Committee plans to make annual stock option grants to its executive officers and certain other key employees, and to make occasional grants to other key employees. It is anticipated that the grants will be non-qualified stock options with a term of up to ten years and an exercise price equal to at least the fair market value of Stanley's common shares at the time of grant.

     The Committee has established guidelines for minimum stock ownership for recipients of annual stock option grants. These guidelines provide that over a five-year period stock ownership will reach the following minimum levels, expressed as a multiple of base salary: five times for the chief executive officer, three times for the others appearing in the table on page 15, two times for others with corporate titles of vice president or who are the heads of product groups, and one time for all other recipients.


CONCLUSION

     Through the programs described above, a very significant portion of the Corporation's executive compensation is linked directly to corporate performance and stock price appreciation. The Committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareholders, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.


COMPENSATION AND ORGANIZATION COMMITTEE

Stillman B. Brown (Chair)
Mannie L. Jackson
James G. Kaiser
Walter W. Williams

SUMMARY COMPENSATION TABLE

This table shows the compensation earned for service in all capacities (including director fees for Mr. Ayers and Mr. Trani) during the last three fiscal years for Stanley's chief executive officers and its next four most-highly compensated executive officers. The last fiscal year began December 29, 1996 and ended January 3, 1998.

--------------------------------------------------------------------------------
                                     -----Long-Term Compensation------
                Annual  Compensation -------Awards-----------  Payouts
  (a)     (b)    (c)       (d)        (f)         (g)          (h)         (i)
Name and  Year  Salary    Bonus   Restricted   Shares      LTIP        All other
principal (b)    ($)      ($)     Stock        Underlying  Payouts  compensation
position                          Award(s)($)  Options(#)   ($)           ($)
--------------------------------------------------------------------------------
John M.   1997  800,000  900,000       0         1,200,000     0      1,768,172
Trani     1996    ---      ---      5,550,000        ---       ---         ---
Chairman  1995    ---      ---        ---            ---       ---         ---
and CEO
--------------------------------------------------------------------------------
Richard   1997  502,500     0          0            25,000  405,074     466,349
H. Ayers  1996  527,500  503,235       0            41,200     0        361,909
Chairman  1995  502,500  287,947       0            49,400     0        311,809
and CEO
--------------------------------------------------------------------------------
R. Alan   1997  343,000  275,000       0              0      241,790     57,003
Hunter    1996  335,500  284,504       0            26,600      0        48,265
President 1995  319,000  162,485       0            32,000      0        38,039
and COO
--------------------------------------------------------------------------------
Thomas E. 1997  203,000  110,000       0            12,000    71,031   120,350
Mahoney   1996  192,083  122,165       0            12,000      0      102,842
President 1995  182,667   34,056       0            14,600      0       83,855
Americas
Consumer
Sales
--------------------------------------------------------------------------------
Paul W.   1997  227,500  100,000       0           12,000      0        15,332
Russo     1996  210,000  133,560       0           17,500      0        64,974
VP,       1995   58,333   22,284       0           20,100      0        30,798
Strategy
and Devel-
opment
--------------------------------------------------------------------------------
Stephen   1997  244,500  135,000       0            15,000   177,934     136,483
S. Weddle 1996  233,000  148,188       0            18,900      0        117,590
VP, Gen.  1995  222,000   84,808       0            22,600      0        103,572
Counsel
and
Secretary
--------------------------------------------------------------------------------

     (a) Mr. Trani was elected Chairman and Chief Executive Officer and director December 31, 1996. Mr. Ayers resigned as Chairman and Chief Executive officer and director on December 31, 1996, the third day of fiscal 1997; he retired November 1, 1997. Mr. Hunter resigned as an officer January 3, 1998. Mr. Russo first joined Stanley as an employee and executive officer September 18, 1995.

     (d) Mr. Trani's guaranteed minimum bonus was $720,000.

     (f) At the end of the year, Mr. Trani's aggregate restricted share units totaled 200,000 fully vested units on which dividend equivalents are paid. They had a value, based on the year-end closing price of $45.5625, of $9,112,500.

FOOTNOTE TO COLUMN (i) OF SUMMARY COMPENSATION TABLE

Consists of above-market interest (i.e., interest in excess of 6.88% in the case of amounts deferred prior to 1992 and interest in excess of 9.5% in the case of amounts deferred in 1992, 1993 and 1994) on deferred management incentive awards; relocation expenses including gross up for taxes; company match (one-for-two up to 7% of base salary) to savings plan; and life insurance premiums.

------------------------------------------------------------------------
Name      Year  Above
                -market  Relocation  Savings           Column (i)
                interest Expenses     Match   Insurance   Total
------------------------------------------------------------------------
John M.   1997     0     1,614,636    25,774   127,762    1,768,172
Trani     1996     -         ---       ---                    ---
          1995     -         ---       ---                    ---
------------------------------------------------------------------------
Richard   1997  398,292       0      24,557     43,500      466,349
H. Ayers  1996  325,407       0      23,502     13,000      361,909
          1995  267,248       0      34,061     10,500      311,809
------------------------------------------------------------------------
R. Alan   1997   29,490       0      21,963      5,550       57,003
Hunter    1996   25,285       0      17,430      5,550       48,265
          1995   16,820       0      15,669      5,550       38,039
------------------------------------------------------------------------
Thomas E. 1997  106,962       0       7,533      5,855      120,350
Mahoney   1996   89,556       0       7,431      5,855      102,842
          1995   73,090       0       6,265      4,500       83,855
------------------------------------------------------------------------
Paul W.   1997     0          0      12,637      2,695       15,332
Russo     1996     0        57,529    4,750      2,695       64,974
          1995     0        28,703      0        2,095       30,798
------------------------------------------------------------------------
Stephen   1997  111,989       0      13,744     10,750      136,483
S. Weddle 1996   95,717       0      11,123     10,750      117,590
          1995   81,810       0      12,772      8,990      103,572
------------------------------------------------------------------------

OPTION GRANTS IN 1997

The stock options granted in calendar year 1997 were granted on October 21 and are not exercisable until the first anniversary of the date of grant. In addition, in connection with his joining Stanley Mr. Trani received an option covering one million shares on December 31, 1996.




                                                          Potential realizable value at
                                                          assumed annual rates of stock
                                                          price appreciation for option
                    Individual Grants                     term
----------------------------------------------------------------------------------------
            Number of
            shares      % of total
            underlying  options
            options     granted to             Expira-
            granted     employees   Exercise   tion
Name        (#)         in fiscal   ($/share)  date           5%             10%
 (a)        (b)         year (c)     (d)       (e)           (f)             (g)
----------------------------------------------------------------------------------------

J.M. Trani   1,000,000    51.3%      $27.562   12/30/06   $17,340,000       $43,930,000
               200,000    10.3%      $43.41    10/20/07     5,460,000        13,836,872
----------------------------------------------------------------------------------------
R.H. Ayers      25,000     1.3%      $43.41    10/20/07       682,500         1,729,500
----------------------------------------------------------------------------------------
T.E. Mahoney    12,000      .6%      $43.41    10/20/97       327,600           830,160
----------------------------------------------------------------------------------------
P.W. Russo      12,000      .6%      $43.41    10/20/07       327,600           830,160
----------------------------------------------------------------------------------------
S.S. Weddle     15,000      .8%      $43.41    10/20/07       409,500         1,037,700
----------------------------------------------------------------------------------------
All
Shareholders      ----     ----      ----      ----     2,230,346,991     5,493,451,017

Named executive
officers'
percentage of
realizable value
gained by
all shareholders  ----     ----      ----      ----         1.1%               1.1%

AGGREGATED OPTION EXERCISES IN 1997 AND 1997 YEAR-END OPTION VALUES

-----------------------------------------------------------------
Name      Shares      Value     Number of shares  Value of
(a)       acquired    realized  underlying        unexercised
          on exercise ($)       unexercised       in-the-money
            (#)       (c)       options at        options at
            (b)                 fiscal year-end   fiscal year end
                                   (#)              ($)
                                exercisable/      exercisable/
                                unexercisable     unexercisable
                                     (d)               (e)
-------------------------------------------------------------------
J.M.
Trani      0          0       1,000,000/200,000 $18,000,500/430,500
-------------------------------------------------------------------
R.H.
Ayers    62,241   $1,195,422     90,600/25,000    1,840,634/53,813
-------------------------------------------------------------------
R.A.
Hunter   69,800    1,590,646     79,100/0         2,150,738/0
-------------------------------------------------------------------
T.E.
Mahoney    0          0          40,926/12,000      904,405/25,830
-------------------------------------------------------------------
P.W.
Russo      0          0          37,600/12,000      761,900/25,830
-------------------------------------------------------------------
S.S.
Weddle   38,600    1,129,185     71,100/15,000     1,626,877/32,288
-------------------------------------------------------------------


Long-Term Incentive Plan - Awards in Last Fiscal Year

In 1997, the Compensation and Organization Committee of the Board approved contingent long-term financial performance incentive awards for senior operating managers and key executives to provide additional emphasis on the attainment of specific Company-wide financial performance measurements (core earnings per share, core return on capital employed, and cash flow, all measured on a cumulative basis from second-half 1997 through 1999 and adjusted to remove the effect of unusual events). The Committee considers these financial performance measurements to be important to continued growth in long-term share owner value. These awards are contingent upon shareholder approval of the performance measurements and maximum allowable payments, as proposed beginning on page 28, and will be subject to forfeiture if the executive's employment terminates before December 31, 1999 for any reason other than disability, death or retirement.

     The following table shows the percentage of the named executives' aggregate salary and annual bonuses for January 1, 1997 through December 31, 1999 that would be payable in the year 2000 under these awards if the Company precisely attained the threshold, or target, or maximum goals set by the Committee for all of the applicable performance measurements.

--------------------------------------------------------------------------------
                                 Potential Payments In Year 2000 as a Percentage of Aggregate Salary and Annual Bonuses
                                ------------------------------------------------
   (a)                 (c)           (d)            (e)              (f)
                   Compensation
Name of            Measurement    Threshold       Target           Maximum
Executive          Period         Payment (%)    Payment (%)     Payment (%)
--------------------------------------------------------------------------------
John M. Trani      1/97-12/99        50%            100%             150%1

Thomas E. Mahoney  1/97-12/99        50%            100%             150%

Paul W. Russo      1/97-12/99        25%             50%             100%

Stephen S. Weddle  1/97-12/99        25%             50%             100%

--------------------------------------------------------------------------------

     1. In addition, if the maximum core earnings per share goal set by the Committee is achieved, Mr. Trani will receive 50,000 shares of stock.

RETIREMENT BENEFITS

Employees are generally eligible to retire with unreduced pension benefits at age 65. The following table shows the approximate annual pension generally provided to employees, including Mr. Ayers who retired with 25 years of service November 1, 1997 (except that the benefit he received was reduced because his age at retirement was 55), and Messrs. Trani, Hunter, Mahoney, Russo, and Weddle who have credited years of service of 11 years, 23 years, 32 years, 2 years, and 19 years, respectively. Stanley has determined no service accruals will be made under this pension plan after January 31, 1998. Pensions are paid monthly for life or as a lump sum (in the case of pension payments, payments are guaranteed to total at least as much as the lump sum would have been). The amounts shown are in addition to any benefits the employee may be entitled to under Social Security and include amounts restored by Stanley's supplemental retirement plan. Covered compensation is salary and bonus, which in the case of Messrs. Trani, Ayers, Hunter, Mahoney, Russo, and Weddle are the amounts shown in columns (c) and (d) of the summary compensation table on page 15.


-----------------------------------------------------------------
Average
annual
compensation   Approximate annual pension upon retirement
of the         at age 65
highest 5      --------------------------------------------------
consecutive    15        20        25        30        35
of the last
10 years of
employment
-----------------------------------------------------------------
               years     years     years     years     years
               of        of        of        of        of
               service   service   service   service   service
-----------------------------------------------------------------
$  200,000     $36,531   $48,709   $60,886   $73,063   $85,240
   500,000      96,089   128,119   160,148   192,178   224,208
   800,000     155,646   207,529   259,411   311,293   363,175
 1,100,000     215,204   286,939   358,673   430,408   502,143
 1,400,000     274,761   366,349   457,936   549,523   641,110
 1,700,000     334,319   445,759   557,198   668,638   780,078
 2,000,000     393,876   525,169   656,461   787,753   919,045
-----------------------------------------------------------------

The following table shows the approximate annual pension provided to a number of executives including Messrs. Trani, Russo, and Weddle (who have credited years of service of 11 years, 2 years, and 19 years, respectively) under Stanley's executive retirement program (inclusive of the pension shown in the table above) which provides unreduced benefits at age 60. Pensions are paid monthly for life or as a lump sum. The amounts shown include any benefits the employee may be entitled to under Social Security. Covered compensation is salary and bonus, which in the case of Messrs. Trani, Russo, and Weddle are the amounts shown in columns (c) and (d) of the summary compensation table on page 15.




-----------------------------------------------------------------
Average
annual
compensation   Approximate annual pension upon retirement
of the         at age 60
highest 36     --------------------------------------------------
consecutive    15        20        25        30        35
months
-----------------------------------------------------------------
               years     years     years     years     years
               of        of        of        of        of
               service   service   service   service   service
-----------------------------------------------------------------
$  200,000     $ 70,000  $ 90,000  $100,000 $ 100,000  $ 100,000
   500,000      175,000   225,000   250,000   250,000    250,000
   800,000      280,000   360,000   400,000   400,000    400,000
 1,100,000      385,000   495,000   550,000   550,000    550,000
 1,400,000      490,000   630,000   700,000   700,000    700,000
 1,700,000      595,000   765,000   850,000   850,000    850,000
 2,000,000      700,000   900,000 1,000,000 1,000,000  1,000,000
-----------------------------------------------------------------

The following table shows the approximate minimum annual pension provided to Mr. Trani (who for these purposes is credited with 18 years of service as of his start at Stanley and therefore is deemed to have 19 credited years of service) under an enhanced retirement program provided to him which provides benefits of 1.75% times years of service times average pay, with a maximum benefit at age 60 (March 15, 2005 after 26.5 years of deemed service) of 46.375% of average pay, less $83,280. The amounts shown are inclusive of the pension he would receive under the immediately preceding table and will only be paid if they yield a larger pension than the benefits shown in the immediately preceding table. The amounts shown are in addition to any benefits Mr. Trani may be entitled to under Social Security. Covered compensation is salary and bonus, i.e., the amounts shown in columns (c) and (d) of the summary compensation table on page 15.




-----------------------------------------------------------------
Average
annual
compensation   Approximate annual pension upon retirement
of the         at age 60
highest 36     --------------------------------------------------
consecutive    15        20        25        30        35
months
-----------------------------------------------------------------
               years     years     years     years     years
               of        of        of        of        of
               service   service   service   service   service
-----------------------------------------------------------------
$  200,000     $  9,470  $  9,470  $  9,470  $  9,470  $  9,470
   500,000      148,595   148,595   148,595   148,595   148,595
   800,000      287,720   287,720   287,720   287,720   287,720
 1,100,000      426,845   426,845   426,845   426,845   426,845
 1,400,000      565,970   565,970   565,970   565,970   565,970
 1,700,000      705,095   705,095   705,095   705,095   705,095
 2,000,000      844,220   844,220   844,220   844,220   844,220
-----------------------------------------------------------------



SUPPLEMENTAL PENSION PLAN

     Stanley's defined benefit retirement plan and savings plan are "qualified" plans under the Internal Revenue Code and, accordingly, are subject to certain limitations of benefits which apply to "qualified" plans in general. Stanley's supplemental retirement and savings plan for salaried employees restores these benefits on a non-qualified basis.

EXECUTIVE OFFICER AGREEMENTS

     On December 31, 1996 Mr. Trani and Stanley entered into an employment agreement described on page 10. Stanley's executive officers have agreements with Stanley that become effective only in the event of a change in control of the Corporation and which provide for payments of up to two years' compensation in certain cases in the event of the officer's resignation or involuntary termination. Simultaneously with the resignation of Mr. Ayers as an officer and director, he and Stanley entered into an agreement providing that he would continue as an employee until October 31, 1997 with no reduction in salary. Simultaneously with the resignation of Mr. Hunter as an officer, he and Stanley entered into an agreement providing that he would continue as an employee until 2001 at an aggregate salary over the four years equal to 125% of his salary at the time of his resignation. In addition, Mr. Russo and Stanley have agreed that in the event of his termination under certain circumstances prior to April 17, 2001 Stanley will continue his compensation for 12 months.


COMPARISON OF 5 YEARS' CUMULATIVE TOTAL RETURN AMONG THE STANLEY
WORKS, S&P 500 INDEX, AND DOW JONES INDUSTRIAL DIVERSIFIED GROUP
INDEX

     Set forth below is a line graph comparing the yearly percentage change in the Corporation's cumulative total shareholder return for the last five years to that of the Standard & Poor's 500 Stock Index (an index made up of 500 corporations including Stanley) and the Dow Jones Industrial Diversified Group Index (an index made up of 18 corporations including Stanley). Total return assumes reinvestment of dividends.

(GRAPH)

The points in the above table are as follows:
-----------------------------------------------------------------
                end    end      end     end     end    end
                1992   1993     1994    1995   1996    1997
-----------------------------------------------------------------
Stanley         $100  $108.08 $ 89.89 $133.80 $147.86 $256.14
-----------------------------------------------------------------
S&P 500          100   110.08  111.53  153.45  188.68  251.63
-----------------------------------------------------------------
DJ Ind'l Dvsf'd  100   122.19  112.07  146.76  192.99  248.91
-----------------------------------------------------------------


     Assumes $100 invested on December 31, 1992 in Stanley's common stock, S&P 500 Index, and Dow Jones Industrial Diversified Group Index. The Dow Jones
Industrial  Diversified  Group Index consists of the following 18  corporations:
Aeroquip-Vickers Inc., Allied Signal Inc., Cooper Industries, Inc., Crane Co., Danaher Corporation, The Dexter Corporation, Dover Corporation, FMC Corporation, Harsco Corporation, Illinois Tool Works Inc., Ingersoll-Rand Company, National Service Industries, Inc., Parker-Hannifin Corporation, PPG Industries, Inc., Raychem Corporation, The Stanley Works, Tenneco Inc., and Tyco International Ltd.

PROPOSAL TO APPROVE PERFORMANCE GOALS

     Section 162(m) of the Internal Revenue Code of 1986 generally does not allow a publicly held company to obtain tax deductions for compensation of more than $1 million paid in any year to its chief executive officer or to any of its other four most highly compensated executive officers, unless such payments are "performance-based" in accordance with conditions specified in that law. One of those conditions requires Stanley to obtain shareholder approval of the material terms of the performance goals set by a committee of outside directors for certain compensation payments to be made after the 1998 Annual Meeting. The Compensation and Organization Committee (the "Committee") of the Board believes it is in the best interests of the shareholders to maintain an executive compensation program that allows Stanley to attract, retain, and provide appropriate performance incentives for the most qualified and capable executives possible, while also permitting Stanley to continue to obtain tax deductions for performance-based compensation paid to them.

     The Committee has therefore established, and in this proposal the Board is requesting shareholder approval of the material terms of, performance goals for the following forms of performance-based compensation to be paid to Stanley's executive officers following the 1998 Annual Meeting: payments of annual bonuses under the Management Incentive Compensation Plan (the "MICP"); and payments of long-term performance awards granted under the 1997 Long-Term Incentive Plan (the "1997 Plan"), including the 1997-1999 contingent long-term performance awards described on page 22.

     The material terms of the performance goals that the Board is recommending that the shareholders approve are the employees eligible to receive the performance-based compensation (here, all executive officers and senior executives of Stanley), a description of the business criteria on which each performance goal is based, and the maximum amount payable to any executive officer under each performance goal. If approved by the shareholders, and if the applicable performance goals are met, this proposal would enable Stanley to pay the specified forms of performance-based compensation to executive officers of Stanley, during a ten-year period ending with the date of the annual meeting of shareholders in the year 2008, and to continue to obtain tax deductions for such payments.

     The performance goals set by the Committee are based upon the following business criteria, all as adjusted to remove the effects of unusual events: (i) the business criteria on which the performance goals for annual bonuses under the MICP are based are Stanley's overall performance in core net earnings, core net earnings per share, and core return on adjusted capital employed, and (ii) the business criteria on which the performance goals for the payment of long-term performance awards granted under the 1997 Plan, including the 1997-1999 awards described on page 22, are based are Stanley's core earnings per share, core return on adjusted capital employed, and cash flow.

     If adopted by shareholders, this proposal would, for the ten-year period described above, approve those business criteria and also impose the following limitations on the award or payment of the specified forms of performance-based compensation to any individual executive officer of the Company: (a) the amount of any annual bonus paid to any executive officer under the MICP for any year could not exceed one-half of one percent of Stanley's shareholders' equity as of the end of the preceding year; and (b) the maximum fair market value of payments to any executive officer made in connection with any long-term performance awards (except for payments made in connection with Options or Stock
Appreciation Rights) granted under the 1997 Plan could not, during any three-year period, exceed two percent of Stanley's shareholders' equity as of the end of the year immediately preceding the commencement of such three-year period. The Committee has the discretion to reduce the amount of compensation actually paid when a performance goal is met. The Committee has established goals and maximum amounts that it considers to be appropriate in light of foreseeable contingencies and future business conditions, and the Board believes it is in the best interests of the shareholders to allow the Committee this amount of flexibility.

     If approved by the shareholders, this proposal would not limit Stanley's ability to award or pay other forms of compensation (including, but not limited to, salary, and stock options under the 1990 Plan) to Stanley's executive officers, whether or not the performance goals for annual bonuses or long-term performance awards in this proposal are achieved in any future year, and whether or not payment of such other forms of compensation would be deductible, if the Committee determines that the award or payment of such other forms of compensation is in the best interest of the shareholders.

     Annual bonuses for members of management and other key employees of Stanley and its affiliates are determined by the Committee and paid under the MICP. The MICP is administered by the Committee. The Committee also determines the specific dollar amount that may be awarded to each officer of Stanley as incentive compensation for a given year.

     The Committee may amend, suspend, or terminate the MICP, including amending the plan in a way that might increase Stanley's costs. The actual amounts to be allotted to MICP participants for 1998 if the proposed performance goals are approved cannot presently be determined. The amounts allotted to the named executive officers for 1997 under the MICP are disclosed in the column labeled bonus in the table on page 15.

     Additional material terms of the long-term performance awards under the 1997 Plan are described in the proposal to approve The Stanley Works 1997 Long-Term Incentive Plan, beginning at page 30.



RECOMMENDATION
OF THE BOARD OF
DIRECTORS

     The Board of Directors recommends approval of the material terms of the performance goals.


APPROVAL OF THE STANLEY WORKS 1997 LONG-TERM INCENTIVE PLAN

      The Board adopted The Stanley Works 1997 Long-Term Incentive Plan on September 17, 1997, amended it February 25, 1998 (as amended the "1997 Plan"), and is recommending that shareholders approve the 1997 Plan at the Annual Meeting. The 1997 Plan provides for incentive and other awards that are designed to provide appropriate incentives and rewards to key employees who are contributing to Stanley's future success and prosperity, thus enhancing the value of Stanley for its shareholders and enabling Stanley to attract and retain exceptionally qualified individuals upon whom, in large measure, the continued progress, growth and profitability of Stanley depend.

      The 1997 Plan permits the granting of (1) stock options, including incentive stock options ("ISOs") entitling the optionee to favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (2) stock appreciation rights ("SARs"), (3) restricted stock and restricted stock units ("RSUs"), (4) performance awards, (5) dividend equivalents, and (6) other awards valued in whole or in part by reference to or otherwise based on Stanley common stock ("Other Stock-based Awards"). Under the 1997 Plan, awards may be granted until September 16, 2007 to the approximately 8,000 salaried employees of Stanley and its subsidiaries and other affiliates in which Stanley has a significant equity interest. Awards were granted to 21 salaried employees in 1997.

          The Board has authorized the issuance of four million shares of Stanley common stock (4.5% of the total shares outstanding on February 5, 1998) in connection with awards pursuant to the 1997 Plan. No more than one million of those shares are available for the exercise of ISOs. The number of shares of common stock available for granting awards in each fiscal year (or, in the case of 1997 and 2007, part thereof) is limited to two percent of the issued shares (including treasury shares) as of the first day of such year, provided that the number of shares available is increased by the number of shares available but unused in prior years and the number of shares issuable under the 1990 Plan that become available under the 1997 Plan. Based on the number of shares available on the first day of the 1998 fiscal year, 3,550,157 shares became available for awards in 1998. The number of shares with respect to which options and SARs may be granted under the 1997 Plan to any individual participant in any three-year period from September 17, 1997 through September 16, 2007 shall not exceed three million shares.

     The 1997 Plan is administered by the Compensation and Organization Committee of the Board (the "Committee"), which is constituted in compliance with applicable rules and regulations issued under the federal securities laws and the Internal Revenue Code. (See the description of the Compensation and Organization Committee on page 10.) The Committee may select eligible employees to whom awards are granted, determine the types of awards to be granted and the number of shares covered by awards, and set the terms and conditions of awards. The Committee's determinations and interpretations under the 1997 Plan will be binding on all interested parties. The Committee may delegate to officers or managers of Stanley certain authority with respect to the granting, cancellation and modification of awards other than awards to executive officers of Stanley. The Board may amend, suspend or terminate the 1997 Plan, including amendments that might increase the cost of the 1997 Plan to Stanley, provided that shareholder approval must generally be obtained for any amendment that would increase the number of shares available for awards or permit the granting of options, SARs or other stock-based awards including rights to purchase shares at prices below fair market value at the date of the grant of the award, other than as described below.

     Awards may provide that upon exercise the participant will receive cash, stock, other securities, other awards, other property, or any combination thereof, as the Committee shall determine, and shall be payable (or exercisable) based upon the achievement of such performance goals during such performance periods as the Committee shall establish. The material terms of the performance goals and performance periods established by the Committee on September 17, 1997, subject to shareholder approval, are described under "Proposal to Approve Performance Goals." The exercise price per share under any stock option, the grant price of any SAR, and the purchase price of any security that may be purchased under any stock-based award shall not be less than the fair market value of the stock or other security on the date of the grant of such option, SAR or other right, or, if the Committee so determines, in the case of certain awards retroactively granted in tandem with or in substitution for other awards under the 1997 Plan or for any outstanding awards granted under any other Stanley plan, on the date of grant of such other awards. Any exercise or purchase price may be paid, as determined by the Committee, in cash, shares, other awards, other property, or any combination thereof.

     A participant granted an option is entitled to purchase a specified number of shares during a specified term at a fixed price, affording the participant an opportunity to benefit from appreciation in the market price of Stanley stock from the date of grant. A participant granted an SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, if the Committee so determines in the case of an SAR not related to an ISO, as of any time during a specified period before or after the exercise date) of a share of Stanley stock over the grant price of the SAR.

     Restricted stock and RSUs are subject to a risk of forfeiture upon certain kinds of employment terminations, as determined by the Committee, during a restricted period specified by the Committee. Both restricted stock and RSUs may be subject to restrictions imposed by the Committee, including limitations on the right to vote shares of restricted stock and to receive dividends; such restrictions may lapse separately or in combination, in installments or otherwise, as the Committee deems appropriate.

     Dividend equivalents represent rights to receive payments equivalent to dividends or interest with respect to a specified number of shares; the Committee may provide that such amounts shall be deemed to have been reinvested in additional shares or otherwise reinvested. Other Stock-based Awards are other awards denominated or payable in, valued by reference to, or otherwise based on or related to shares of Stanley stock; virtually all of the terms and conditions of such awards are established by the Committee.

      Awards are generally not transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. The Committee may, however, grant non-qualified stock options that are transferable to the participant's immediate family members or to trusts or partnerships for such family members.

     All shares available for granting awards in any year that are not used will be available for use in subsequent years. If any shares subject to any award under the 1997 Plan or under certain previous plans are forfeited, or if any such award terminates without the delivery of shares or other consideration, the shares previously used or reserved for such awards will be available for future awards under the 1997 Plan. If another company is acquired by Stanley or a Stanley affiliate, any awards made and any Stanley shares delivered upon the assumption of or in substitution for outstanding grants made by the acquired company may be deemed to be granted under the 1997 Plan but, except for grants to persons who become executive officers of Stanley, would not decrease the number of shares available for grant under the 1997 Plan.

      The Committee may adjust the number and type of shares that may be made the subject of new awards or are then subject to outstanding awards and other award terms, and may provide for a cash payment to a participant relating to an outstanding award, or may adjust the number and type of shares which may be subject to ISOs and which constitute the three-year, per-participant limitations on options and SARs, in the event of a stock split, stock dividend, or other extraordinary corporate event. The Committee is also authorized, for similar purposes, to make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or nonrecurring events affecting Stanley or its financial statements or of changes in applicable laws, regulations or accounting principles.

     The awards that may be granted under the 1997 Plan during 1998 cannot presently be determined. Nothing in the 1997 Plan prevents Stanley or any Stanley affiliate from adopting or continuing other or additional compensation arrangements.

     The following is a general summary of the current Federal income tax consequences relating to Plan awards. The grant of an option or SAR will create no tax consequences for the participant or Stanley. A participant will have no taxable income upon exercise of an ISO, except that the alternative minimum tax may apply. Upon exercise of an option other than an ISO, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. Upon a disposition of shares acquired by exercise of an ISO before the end of the applicable ISO holding periods, the participant generally must recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) generally will result in only capital gain or loss. Other awards under the 1997 Plan, including nonqualified options and SARs, generally will result in ordinary income to the participant at the later of the time of delivery of cash, shares, or other property, or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash, shares, or other property. Except as discussed below, Stanley generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option, SAR, or other award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant. Thus, Stanley will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO holding periods.

     As discussed above, Section 162(m) generally allows Stanley to obtain tax deductions without limit for performance-based compensation. Stanley intends that options and SARs, and, subject to shareholder approval of the performance goals described above, contingent long-term performance awards, granted under the 1997 Plan will continue to qualify as performance-based compensation not subject to the Section 162(m) $1 million deductibility cap. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 1997 Plan will be fully deductible under all circumstances. In addition, other awards under the 1997 Plan, such as restricted stock and other stock-based awards, generally will not so qualify, so that compensation paid to executive officers in connection with such awards may not be deductible.

     The foregoing general tax discussion is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 1997 Plan. Different tax rules may apply to specific participants and transactions under the 1997 Plan.

     Any outstanding options and SARs will become immediately exercisable and all restrictions applicable to restricted stock and restricted stock units will lapse automatically upon a "change in control" of Stanley (as defined in the Plan). In the event of a "change in control," grantees will also have the right for a period of 30 days following a "change in control" to require Stanley to purchase such options, SARs, restricted stock and restricted stock units for cash at the Option Acceleration Price or the Restricted Stock Acceleration Price (as those terms are defined in the Plan), as the case may be.

     The Board of Directors believes the Plan's "change in control" provisions will benefit Stanley and its shareholders by encouraging continued employment with Stanley despite takeover threats that potentially could deprive Plan participants of their benefits thereunder. These "change in control" provisions, however, may deter certain mergers, tender offers, proxy contests, or other takeover attempts.



RECOMMENDATION
OF THE BOARD OF
DIRECTORS

     The Board of Directors recommends approval of the 1997 Long-Term Incentive Plan. The Plan is set forth in its entirety as Appendix A hereto. The approval of the Plan requires the affirmative vote of a majority of the votes cast.


APPROVAL OF INDEPENDENT AUDITORS

     The third item of business to be considered is the approval of independent auditors for the Corporation for the 1998 fiscal year. Subject to the action of the shareholders at the Annual Meeting, the Board of Directors of the Corporation, on recommendation of the Audit Committee, has appointed Ernst & Young LLP, certified public accountants, as the independent auditors to audit the financial statements of the Corporation for the current fiscal year. The Board may appoint a new accounting firm at any time if it believes that such a change would be in the best interest of the Corporation and its shareholders.

     Ernst & Young and predecessor firms have been the Corporation's auditors for the last 55 years. Total Ernst & Young fees for 1997 were $2,816,700. Representatives of Ernst & Young will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     The Audit Committee of the Board of Directors approves all audit and non-audit services provided by Ernst & Young. The Audit Committee believes that non-audit services have had no effect on auditor independence.

     The Board of Directors recommends a vote FOR approving Ernst & Young LLP as independent auditors of the Corporation for the year 1998.



OTHER MATTERS

Other Business

     No business may be transacted at the meeting other than the business specified in the notice of the meeting, business properly brought before the meeting at the direction of the Board of Directors, and business properly brought before the meeting by a shareholder who has given notice to Stanley's Secretary received after January 22, 1998 and before February 23, 1998; no such notice has been received. Management does not know of any matters to be presented at the meeting other than the matters described in this Proxy Statement. If, however, other business is properly presented to the meeting, the proxy holders named in the accompanying Proxy will vote the Proxy in accordance with their best judgment.

Shareholder proposals for 1999

     Shareholder proposals intended to be presented to Stanley's 1999 Annual Meeting must be received by the Secretary not later than November 9, 1998 for inclusion in the proxy statement and form of Proxy relating to such meeting, and must be received after January 14, 1999 and before February 15, 1999 to otherwise be properly presented to the meeting.

Voting

     Stanley has only one class of shares outstanding. The record date for determining the shareholders who are entitled to receive the meeting notice and to vote at the meeting is the close of business on February 5, 1998. As of February 5, 1998, 89,096,962 common shares of $2.50 par value were outstanding (exclusive of shares held in treasury).

Vote Required for Approval

     Each outstanding share is entitled to one vote. The three nominees receiving the most votes cast will be elected directors; the favorable vote of a majority of the votes cast is required for approval of the material terms of performance goals, for approval of the Long-Term Incentive Plan, and for approval of Ernst & Young. Under Connecticut law, broker non-votes and proxies marked as abstentions will not be counted as votes cast; accordingly, they will have no effect on the outcome of the matters voted on at the meeting.

Manner for Voting Proxies

     You may revoke your proxy by filing a proxy with a later date at any time prior to the meeting. If you attend the meeting, you may revoke your proxy at that time and vote in person. Your proxy will be voted as you direct, and, if you check the box on the proxy, your vote will be kept confidential under Stanley's policy on confidential voting.

     If you sign your proxy but do not mark it, your proxy will be voted for election of the three nominees for director, for approval of the material terms of performance goals, for approval of the Long-Term Incentive Plan, and for approval of Ernst & Young as the independent auditors of the Corporation.

Solicitation of Proxies

     Your proxy is solicited on behalf of the Board of Directors. Stanley will solicit proxies by mail, telephone, other electronic means, and in person, and will pay all the expenses of the solicitation. Morrow & Co., Inc. may also solicit personally and by telephone; Stanley believes that the additional expense of Morrow's assistance will not exceed $7,500. Stanley will reimburse brokerage houses and other custodians for their reasonable expenses in sending proxies and proxy material to beneficial owners.

Section 16(a) Beneficial Ownership Reporting Compliance

On October 1, 1997 R. Alan Hunter exercised an Incentive Stock Option for 3,200 shares. On November 12, 1997 R. Alan Hunter transferred a total of 944 shares representing gifts to his minor children. Through inadvertence, these transactions were not reported on Forms 4 or 5 until they were discovered in mid-January and reported on a Form 4 in February 1998. In December Mr. Hunter exercised stock options covering 66,600 shares and sold such shares. Such option exercises were timely reported on form 4; through inadvertence, the sale of the shares was not so reported until the Form 4 for December was amended in February 1998.




For the Board of Directors



STEPHEN S. WEDDLE
Secretary

                            APPENDIX A
                        THE STANLEY WORKS
                  1997 LONG-TERM INCENTIVE PLAN




         THE STANLEY WORKS 1997 LONG-TERM INCENTIVE PLAN

Section 1.  Purpose

     The purposes of this Long-Term Incentive Plan (the "Plan") are to encourage selected salaried employees of The Stanley Works (together with any successor thereto, the "Company") and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

Section 2.  Definitions

     As used in the Plan, the following terms shall have the meanings set forth below:

     (a) "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and
          (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

     (b)  "Award" shall mean any Option, Stock Appreciation
          Right, Restricted Stock, Restricted Stock Unit,
          Performance Award, Dividend Equivalent, or Other Stock-
          Based Award granted under the Plan.

     (c) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

     (d) "Board of Directors" or "Board" shall mean the Board of Directors of the Company.

     (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (f) "Committee" shall mean the Compensation and Organization Committee of the Board.

     (g)  "Dividend  Equivalent"  shall mean any right  granted  under
          Section 6(e) of the Plan.

     (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     (i) "Fair Market Value" shall mean, with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and with respect to Shares, shall mean the mean average of the high and the low price of a Share as quoted on the New York Stock Exchange Composite Tape on the date as of which fair market value is to be determined or, if there is no trading of Shares on such date, such mean average of the high and the low price on the next preceding date on which there was such trading.

     (j) "Immediate family members" of a Participant shall mean the Participant's children, grandchildren and spouse.

     (k)  "Incentive  Stock Option" shall mean an option granted under
          Section 6(a) of the Plan that is intended to meet the  requirements of
          Section 422 of the Code, or any successor provision thereto.

     (l)  "1990 Plan" shall mean the Company's 1990 Stock Option Plan.

     (m) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

     (n)  "Option" shall mean an Incentive Stock Option or a Non-
          Qualified Stock Option.

     (o)  "Other  Stock-Based Award" shall mean any right granted under
          Section 6(f) of the Plan.

     (p) "Participant" shall mean a Salaried Employee designated to be granted an Award under the Plan.

     (q)  "Performance  Award"  shall  mean any  Award  granted  under
          Section 6(d) of the Plan.

     (r) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

     (s)  "Released   Securities"  shall  mean  securities  that  were
          Restricted   Securities   with   respect   to  which  all   applicable
          restrictions have expired, lapsed, or been waived.

     (t) "Restricted Securities" shall mean securities covered by Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

     (u) "Restricted Stock" shall mean any Share granted under Section 6(c) of the Plan.

     (v)  "Restricted  Stock Unit" shall mean any right  granted under
          Section 6(c) of the Plan that is denominated in Shares.

     (w) "Salaried Employee" shall mean any salaried Employee of the Company or of any Affiliate.

     (x) "Shares" shall mean shares of the common stock of the Company, par value $2.50 per share, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan.

     (y)  "Stock Appreciation Right" shall mean any right granted under
          Section 6(b) of the Plan.

Section 3.  Administration

     Except as otherwise provided herein, the Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder, and any employee of the Company or of any Affiliate.

Section 4.  Shares Available for Awards

     (a)  Shares Available.  Subject to adjustment as provided in
          Section 4(b):

          (i) Calculation of Number of Shares Available. The number of Shares authorized to be issued in connection with the granting of Awards under the Plan is four million (4,000,000), and the number of Shares available for granting Awards under the Plan in each fiscal year or, in the case of the years 1997 and 2007, part thereof shall be two percent (2%) of the issued Shares (including, without limitation, treasury Shares) as of the first day of such year; provided, however, that the number of Shares available for granting Awards in any year shall be increased in any such year by the number of Shares available under the Plan in previous years but not covered by Awards granted under the Plan in such years. Further, if any Shares covered by an Award granted under the Plan or by an award granted under the 1990 Plan, or to which such an Award or award relates, are forfeited, or if an Award or award otherwise terminates without the delivery of Shares or of other consideration, or if upon the termination of the 1990 Plan there are Shares remaining that were authorized for issuance under that Plan but with respect to which no awards have been granted, then the Shares covered by such Awards or award, or to which such Award or award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan with respect to such Award or award, to the extent of any such forfeiture or termination, or which were authorized for issuance under the 1990 Plan but with respect to which no awards were granted as of the termination of the 1990 Plan shall again be, or shall become available for granting Awards under the Plan. Notwithstanding the foregoing but subject to adjustment as provided in Section 4(b), no more than one million (1,000,000) Shares shall be cumulatively available for delivery pursuant to the exercise of Incentive Stock Options.

          (ii)  Accounting for Awards.  For purposes of this
                Section 4,

            (A) if an Award (other than a Dividend Equivalent) is denominated in
                Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; and

            (B) Dividend  Equivalents and Awards not denominated in Shares shall be counted against the aggregate number of Shares available for granting Awards under the Plan, if at all, only in such amount and at such time as the Committee shall determine under procedures adopted by the Committee consistent with the purposes of the Plan;

          provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards or awards granted under the 1990 Plan may be counted or not counted under procedures adopted by the Committee in order to avoid double counting. Any Shares that are delivered by the Company, and any Awards that are granted by, or become obligations of, the Company through the assumption by the Company or an Affiliate of, or in substitution for, outstanding awards previously granted by an acquired company, shall not be counted against the Shares available for granting Awards under the Plan.

          (iii) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

      (b) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation split-up, spin-off, combination repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the number and type of Shares (or other securities or property) specified as the annual per-participant limitation under Section 6(g)(vi), and (iv) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

Section 5.  Eligibility

     Any Salaried Employee, including any officer or employee-director of the Company or of any Affiliate, who is not a member of the Committee shall be eligible to be designated a Participant.

Section 6.  Awards

      (a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

          (i)  Exercise  Price.  The  purchase  price  per Share
               purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option (or, if the Committee so determines, in the case of any Option retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the date of grant of such other Award or award).

         (ii) Option Term. The term of each Option shall be fixed by the Committee.

         (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

         (iv) Incentive Stock Options. The terms of any Incentive Stock Option granted under the plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

         (v) Transferability. An Option shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Code, and, during the Participant's lifetime, shall be exercisable only by the Participant, except that the Committee may:

            (A) permit exercise, during the Participant's lifetime, by the Participant's guardian or legal representative; and

            (B) permit transfer, upon the Participant's death, to beneficiaries designated by the Participant in a manner authorized by the Committee, provided that the Committee determines that such exercise and such transfer are consonant with requirements for exemption from Section 16(b) of the Exchange Act and, with respect to an Incentive Stock Option, the requirements of
                    Section 422(b)(5) of the Code; and

            (C) grant Non-Qualified Stock Options that are transferable, or amend outstanding NonQualified Stock Options to make them so transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members.

      (b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before or after the date of exercise over (ii) the grant price of the right as specified by the Committee, which shall not be less than the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right (or, if the Committee so determines, in the case of any Stock Appreciation Right retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the date of grant of such other Award or award). Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

     (c)  Restricted Stock and Restricted Stock Units.

          (i) Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

          (ii) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the
                Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

          (iii) Registration.  Any Restricted Stock granted under  the  Plan may
                be  evidenced  in  such  manner  as   the  Committee  may  deem
                appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of
                Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

           (iv) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such Restricted Stock shall become Released Securities.

     (d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including without limitation, Restricted Stock), other securities, other Awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Awards Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

     (e) Dividend Equivalents. The Committee is hereby authorized to grant to Participants Awards under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan and any applicable Awards Agreement, such Awards may have such terms and conditions as the Committee shall determine.

     (f) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan, provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this
          Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted (or, if the Committee so determines, in the case of any such purchase right retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the date of grant of such other Award or award).

     (g)  General.

          (i)   No Cash Consideration for Awards.   Awards shall be granted for
                no cash consideration or for such minimal cash consideration as may be required by applicable law.

          (ii)  Awards May Be Granted  Separately  or  Together.
                Awards  may,  in the  discretion  of the  Committee,  be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any awards granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

          (iii) Forms of Payment  Under  Awards.  Subject to the
                terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

           (iv) Limits on Transfer of Awards.  Except as provided
                in Section 6(a) above regarding Options, no Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Code (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the demand of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

            (v) Terms of Awards.  The Term of each Award  shall be
                for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

           (vi)  Per-Person  Limitation on Options and SARs. The
                 number of Shares with respect to which Options and SARs may be granted under the Plan to an individual Participant in any three-year period from September 17, 1997 through the end of the term shall not exceed 3,000,000 Shares, subject to adjustment as provided in Section 4(b).

           (vii) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (viii)  Maximum  Payment  Amount.  The  maximum  fair
                 market value of payments to any executive officer made in connection with any long-term performance awards (except for payments made in connection with Options or Stock Appreciation Rights) granted under the 1997 Plan shall not, during any three-year period, exceed two percent of Stanley's shareholders' equity as of the end of the year immediately preceding the commencement of such three-year period.

Section 7.  Amendment and Termination

     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

     (a)  Amendments to the Plan. The Board of Directors of the Company
          may amend, alter, suspend, discontinue, or terminate the Plan, including, without limitation, any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, without the consent of any shareholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:

           (i) increase the total number of Shares available for Awards under the Plan, except as provided in Section 4 hereof; or

           (ii) permit Options, Stock Appreciation Rights, or other Stock-Based Awards encompassing rights to purchase Shares to be granted with per Share grant, purchase, or exercise prices of less than the Fair Market Value of a Share on the date of grant thereof, except to the extent permitted under Sections 6(a), 6(b), or 6(f) hereof.

     (b) Adjustments of Awards Upon Certain Acquisitions. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.

     (c)  Adjustments of Awards Upon the Occurrence of Certain Unusual
          or Nonrecurring Events. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.

     (d)  Correction of Defects,  Omissions and  Inconsistencies.  The
          Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.  General Provisions

     (a) No Rights to Awards. No Salaried Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Salaried Employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

     (b) Delegation. The Committee may delegate to one or more officers or managers of the Company or any Affiliate, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards held by, Salaried Employees who are not officers of the Company for purposes of Section 16 of the Exchange Act.

     (c) Withholding. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Awards or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

     (d)  No  Limit  on  Other  Compensation   Arrangements.   Nothing
          contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

     (e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

     (f) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Connecticut and applicable Federal law.

     (g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

     (h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     (i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

     (j) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 9.  Change in Control

     (a) Upon the occurrence of a Change in Control (as hereinafter defined);

          (i)   all Options and Stock Appreciation Rights, whether
                granted  as  performance  awards  or  otherwise,   shall  become
                immediately exercisable in full for the remainder of their terms, and Grantees shall have the right to have the Company purchase all or any number of such Options or Stock Appreciation Rights for cash for a period of thirty (30) days following a Change in Control at the Option Acceleration Price (as hereinafter defined); and

          (ii)  all  restrictions  applicable  to all  Restricted
                Stock and Restricted Stock Units, whether such Restricted Stock and Restricted Stock Units were granted as performance awards or otherwise, shall immediately lapse and have no effect, and Grantees shall have the right to have the Company purchase all or any number of such Restricted Stock Units and shares of Restricted Stock for cash for a period of thirty (30) days following a Change in Control at the Restricted Stock Acceleration Price (as hereinafter defined).

     (b) (i) The "Restricted Stock Acceleration Price" is the highest of the following on the date of a Change in Control:

                (A)  the highest  reported  sales price of a
                     share of the Common Stock within the sixty (60) days preceding the date of a Change in Control, as reported on any securities exchange upon which the Common Stock is listed,

                (B)  the  highest  price  of a share  of the
                     Common Stock reported in a Schedule 13D or an amendment thereto as paid within the sixty (60) days preceding the date of the Change in Control,

                (C)  The highest tender offer price paid for
                     a share of the Common Stock, and

                (D)  any cash  merger or similar  price paid
                     for a share of the Common Stock.

         (ii) The "Option Acceleration Price" is the excess of the Restricted Stock Acceleration Price over the exercise price of the award, except that for Incentive Stock Options, the Option Acceleration Price is limited to the spread between the Fair Market Value on the date of exercise and the option price.

     (c) A "Change in Control" is the occurrence of any one of the following events:

         (i)    any  "person,"  as such term is defined in Section
                3(a)(9) and modified and used in Sections 13(d) and 14(d) of the Exchange Act (other than a Grantee, the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company (or of any subsidiary of the Company), or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

         (ii) during any period of two consecutive years individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), (iv) or (v) of this definition) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

         (iii)  the shareholders of the Company approve a merger
                or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or
                (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (with the exceptions specified in clause (i) of this definition) acquires 25% or more of the combined voting power of the Company's then outstanding securities;

         (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

         (v)    the Company  consummates a merger,  consolidation,
                stock dividend, stock split or combination, extraordinary cash dividend, exchange offer, issuer tender offer or other transaction effecting a recapitalization of the Company (or similar transaction) (the "Transaction") and, in connection with the Transaction, a Designated Downgrading occurs with respect to the unsecured general obligations of the Company (the "Securities"), as described below:

                (A) If the rating of the  Securities by both
                    Rating Agencies (defined hereinafter) on the date 60 days prior to the public announcement of the Transaction (a "Base Date") is equal to or higher than BBB Minus (as hereinafter defined), then a "Designated Downgrading" means that the rating of the Securities by either Rating Agency on the effective date of the Transaction (or, if later, the earliest date on which the rating shall reflect the effect of the Transaction) (as applicable, the "Transaction Date") is equal to or lower than BB Plus (as hereinafter defined); if the rating of the Securities by either Rating Agency on a Base Date is lower than BBB Minus, then a "Designated Downgrading" means that the rating of the Securities by either Rating Agency on the Transaction Date has decreased from the rating by such Rating Agency on the Base Date. In determining whether the rating of the Securities has decreased, a decrease of one gradation (+ and - for S&P and 1, 2 and 3 for Moody's, or the equivalent thereof by any substitute rating agency referred to below) shall be taken into account;

                (B) "Rating  Agency" means either Standard & Poor's Corporation or its successor ("S&P") or Moody's Investor Service, Inc. or its successor ("Moody's");

                (C) "BBB Minus"  means,  with  respect  to  ratings  by  S&P,  a a rating of BBB- and, with respect to ratings by Moody's, a rating of Baa3, or the equivalent thereof by any substitute agency referred to below;

                (D) "BB Plus" means, with respect to ratings by S&P, a rating of
                    BB+ and, with respect to ratings by Moody's, a rating of BBB3, or the equivalent thereof by any substitute agency referred to below;

                (E) The Company shall take all reasonable  action  necessary  to enable each of the Rating Agencies to provide a rating for the Securities, but, if either or both of the Rating Agencies shall not make such a rating available,a nationally-recognized investment banking firm shall select a a nationally-recognized securities rating agency or two nationally-recognized securities rating agencies to act as substitute rating agency or substitute rating agencies, as the case may be.

Section 10.  Effective Date of the Plan

     The Plan shall be effective as of September 17, 1997.

Section 11.  Term of the Plan

     No Award shall be granted under the Plan after September 16, 2007. However, unless otherwise expressly provided in the plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, or adjust any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

(STANLEY(R) LOGO)

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

MEETING DATE: APRIL 15, 1998

                        THE STANLEY WORKS

                     PROXY FOR ANNUAL MEETING

                          APRIL 15, 1998

The undersigned appoints Edgar R. Fiedler, John M. Trani, and Hugo E. Uyterhoeven, with full power of substitution, as proxies to act and vote on the signer's behalf at the Annual Meeting of Shareholders of THE STANLEY WORKS, and at any adjournments thereof, upon such business as may come before the meeting.

WHEN SIGNED AND RETURNED, THIS PROXY WILL BE VOTED AS DIRECTED BY
YOU. IF SIGNED AND RETURNED WITH NO DIRECTION, THIS PROXY WILL BE
VOTED FOR ITEMS 1, 2, 3 and 4.

PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN
ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?

------------------------------- -------------------------------
------------------------------- DO YOU HAVE ANY COMMENTS?

------------------------------- -------------------------------
------------------------------- IF YOU HAVE NOTED EITHER AN ADDRESS CHANGE OR COMMENTS ABOVE, PLEASE BE SURE TO MARK THE APPROPRIATE BOX ON THE REVERSE SIDE OF THIS CARD.

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE

ITEM 1.)  Election of Directors.

     FOR     WITHHOLD   FOR ALL EXCEPT

     / /    / /     / /

Nominees: James G. Kaiser, Hugo E. Uyterhoeven, and Walter W.
Williams.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the "For All Except" box and strike a line through the nominee's name.

ITEM 2.)  Approve material terms of performance goals.

     FOR   AGAINST  ABSTAIN

     / /    / /      / /

ITEM 3.)  Approve 1997 Long-Term Incentive Plan.

     FOR   AGAINST  ABSTAIN

     / /    / /      / /

ITEM 4.) Approve Ernst & Young as independent auditors for 1998.

     FOR    AGAINST    ABSTAIN

     / /      / /       / /

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.

RECORD DATE SHARES:

CONFIDENTIAL VOTING

DO YOU WISH THIS VOTE TO REMAIN CONFIDENTIAL? IF SO, MARK THIS
BOX. / /

Mark box at right if comments or address change have been noted on the reverse side of this card. / /

Please be sure to sign and date this Proxy.

Date ___________________

________________________ Shareholder sign here

________________________ Co-owner sign here

Please sign exactly as indicated hereon. When signing as attorney, executor, trustee, etc., please give full title.

DETACH CARD

Dear Fellow Shareholder:

The Board of Directors appreciates and encourages shareholder participation in Stanley's affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, we request you to sign, date, and mail the enclosed proxy in the envelope provided at your earliest convenience.

Thank you for your cooperation.


                Very truly yours,

                John M. Trani
                Chairman and Chief Executive Officer